PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Russell Castronovo Director of Global Communications (831) 458-7598

Plantronics Announces Fourth Quarter & Record Fiscal Year 2013 Results
Revenue Exceeds and Earnings per Share Meets Guidance; Unified Communications Net Revenues Grow 36% Year-over-Year

SANTA CRUZ, CA - May 7, 2013 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter and fiscal year 2013 results. Highlights of the quarter include the following (comparisons are against the fourth quarter of fiscal year 2012):

•	Net revenues were $204.2 million, an increase of 15% compared with $177.6 million.

•	GAAP gross margin was 52.0% compared with 53.6%; non-GAAP gross margin was 52.3% compared with 53.9%.

•	GAAP operating income was $36.9 million; non-GAAP operating income was $41.9 million as compared to $32.0 million and $36.2 million, respectively.

•	GAAP diluted earnings per share (“EPS”) was $0.67, an increase of $0.12, or 22%, and within our guidance of $0.63 to $0.67.

•	Non-GAAP diluted EPS was $0.71, an increase of $0.09, or 15%, and within our guidance of $0.68 to $0.72.

Q4 GAAP Results

	Q4 2013		Q4 2012		Change (%)
Net revenues	$204.2	million	$177.6	million	15.0%
Operating income	$36.9	million	$32.0	million	15.3%
Operating margin	18.1%		18.0%
Diluted EPS	$0.67		$0.55		21.8%

Q4 Non-GAAP Results

	Q4 2013		Q4 2012		Change (%)
Operating income	$41.9	million	$36.2	million	15.7%
Operating margin	20.5%		20.4%
Diluted EPS	$0.71		$0.62		14.5%

Net revenues for fiscal year 2013 increased 7% to $762.2 million compared with $713.4 million for fiscal year 2012. Our GAAP diluted EPS increased by 3% to $2.49 for fiscal year 2013 compared with $2.41 in fiscal year 2012.  Non-GAAP diluted EPS for fiscal year 2013 increased by 5% to $2.77 compared with $2.65 in fiscal year 2012. The difference between GAAP and non-GAAP EPS for fiscal year 2013 consists of stock-based compensation charges and restructuring and other related charges, all net of the associated tax impact, a tax benefit from the expiration of certain statutes of limitations, and the retroactive reinstatement of the U.S. federal R&D tax credit related to calendar year 2012.

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Our fiscal year revenues and earnings per share set records as we experienced continued growth in the Unified Communications (“UC”) market throughout the year. In the fourth quarter we experienced strong demand from China for Bluetooth headsets as a result of their recent enforcement of their previously enacted hands-free driving law, and some rebound in the global economy,” said Ken Kannappan, President & CEO (currently on a temporary medical leave). “Unified Communications (“UC”) momentum continues to build and it remains our largest growth opportunity.”

“We generated approximately $32 million in cash flow from operations in the fourth quarter of fiscal year 2013 and approximately $126 million for the full fiscal year. We grew our cash, cash equivalents and short and long term investments position to approximately $426 million while paying off our line of credit,” said Pam Strayer, Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer.

OCC net revenues increased 9% to $142.7 million compared with $131.0 million in the fourth quarter of fiscal year 2012 driven by the strength of our UC revenues. Net revenues from UC products, a subset of OCC, grew by 36% to $36.9 million in the fourth quarter of fiscal year 2013 compared with $27.1 million in the fourth quarter of fiscal year 2012.

Mobile net revenues were $49.9 million in the fourth quarter of fiscal year 2013, an increase of 41% from $35.3 million in the fourth quarter of fiscal year 2012 primarily as a result of strong demand related to the enforcement of the hands free driving law in China beginning in January 2013.

Dividend Announcement

We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on June 10, 2013 to stockholders of record at the close of business on May 20, 2013.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, the level of backlog does not provide reliable visibility into potential future revenues.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the first quarter of fiscal year 2014:

•	Net revenues of $198 million to $205 million;

•	GAAP operating income of $33 million to $37 million;

•	Non-GAAP operating income of $40 million to $44 million, excluding the impact of $7 million from stock-based compensation, accelerated depreciation, and restructuring costs from GAAP operating income;

•	Assuming approximately 43.8 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.56 to $0.62;

•	Non-GAAP diluted EPS of $0.68 to $0.74; and

•	Cost of stock-based compensation, accelerated depreciation and restructuring costs to be approximately $0.12 per diluted share.

Please see our new Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss fourth quarter and full year fiscal year 2013 results. The conference call will take place today, May 7, 2013, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 31670407 will be available until June 7, 2013 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

Use of Non-GAAP Financial Information

For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, accelerated depreciation, restructuring and other related charges, and the retroactive reinstatement of the R&D tax credit, along with the tax benefits from the expiration of certain statutes of limitations from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income, or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the first quarter of fiscal year 2014, including net revenues, operating income and diluted EPS; (ii) our estimates of stock-based compensation, accelerated depreciation, restructuring and other related charges, and tax benefits from the expiration of certain statutes of limitation, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS; and (iii) our estimate of weighted average shares outstanding for the first quarter of fiscal year 2014, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or fourth party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facilities in Mexico; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2012 and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Net revenues	$204,179	$177,584	$762,226	$713,368
Cost of revenues	98,086	82,469	359,045	329,017
Gross profit	106,093	95,115	403,181	384,351
Gross profit %	52.0%	53.6%	52.9%	53.9%

Research, development and engineering	20,848	18,278	80,373	69,664
Selling, general and administrative	47,969	44,824	182,445	173,334
Restructuring and other related charges	398	—	2,266	—
Total operating expenses	69,215	63,102	265,084	242,998
Operating income	36,878	32,013	138,097	141,353
Operating income %	18.1%	18.0%	18.1%	19.8%

Interest and other income (expense), net	(136)	260	328	1,249
Income before income taxes	36,742	32,273	138,425	142,602
Income tax expense	8,033	8,387	32,023	33,566
Net income	$28,709	$23,886	$106,402	$109,036

% of net revenues	14.1%	13.5%	14.0%	15.3%

Earnings per common share:
Basic	$0.68	$0.57	$2.55	$2.48
Diluted	$0.67	$0.55	$2.49	$2.41

Shares used in computing earnings per common share:
Basic	42,104	42,222	41,748	44,023
Diluted	43,119	43,329	42,738	45,265

Effective tax rate	21.9%	26.0%	23.1%	23.5%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2013	2012
ASSETS
Cash and cash equivalents	$228,776	$209,335
Short-term investments	116,581	125,177
Total cash, cash equivalents and short-term investments	345,357	334,512
Accounts receivable, net	128,209	111,771
Inventory, net	67,435	53,713
Deferred tax asset	10,120	11,090
Other current assets	15,369	13,088
Total current assets	566,490	524,174
Long-term investments	80,261	55,347
Property, plant and equipment, net	99,111	76,159
Goodwill and purchased intangibles, net	16,440	14,388
Other assets	2,303	2,402
Total assets	$764,605	$672,470
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$37,067	$34,126
Accrued liabilities	66,419	52,067
Total current liabilities	103,486	86,193
Deferred tax liability	1,742	8,673
Long-term income taxes payable	12,005	12,150
Revolving line of credit	—	37,000
Other long-term liabilities	925	1,210
Total liabilities	118,158	145,226
Stockholders' equity	646,447	527,244
Total liabilities and stockholders' equity	$764,605	$672,470

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
GAAP Gross profit	$106,093	$95,115	$403,181	$384,351
Stock-based compensation expense	391	548	2,020	2,212
Accelerated depreciation	252	—	1,012	—
Purchase accounting amortization	—	—	—	187
Non-GAAP Gross profit	$106,736	$95,663	$406,213	$386,750
Non-GAAP Gross profit %	52.3%	53.9%	53.3%	54.2%

GAAP Research, development and engineering	$20,848	$18,278	$80,373	$69,664
Stock-based compensation expense	(1,126)	(990)	(4,842)	(3,918)
Accelerated depreciation	(176)	—	(682)	—
Non-GAAP Research, development and engineering	$19,546	$17,288	$74,849	$65,746

GAAP Selling, general and administrative	$47,969	$44,824	$182,445	$173,334
Stock-based compensation expense	(2,659)	(2,677)	(11,488)	(11,351)
Purchase accounting amortization	—	—	—	(142)
Non-GAAP Selling, general and administrative	$45,310	$42,147	$170,957	$161,841

GAAP Restructuring and other related charges	$398	$—	$2,266	$—

GAAP Operating expenses	$69,215	$63,102	$265,084	$242,998
Stock-based compensation expense	(3,785)	(3,667)	(16,330)	(15,269)
Accelerated depreciation	(176)	—	(682)	—
Purchase accounting amortization	—	—	—	(142)
Restructuring and other related charges	(398)	—	(2,266)	—
Non-GAAP Operating expenses	$64,856	$59,435	$245,806	$227,587

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2013		2012		2013		2012
GAAP Operating income	$36,878		$32,013		$138,097		$141,353
Stock-based compensation expense	4,176		4,215		18,350		17,481
Accelerated depreciation	428		—		1,694		—
Purchase accounting amortization	—		—		—		329
Restructuring and other related charges	398		—		2,266		—
Non-GAAP Operating income	$41,880		$36,228		$160,407		$159,163

GAAP Net income	$28,709		$23,886		$106,402		$109,036
Stock-based compensation expense	4,176		4,215		18,350		17,481
Accelerated depreciation	428		—		1,694		—
Purchase accounting amortization	—		—		—		329
Restructuring and other related charges	398		—		2,266		—
Income tax effect	(3,251)	(1)	(1,292)	(2)	(10,457)	(3)	(7,094)	(4)
Non-GAAP Net income	$30,460		$26,809		$118,255		$119,752

GAAP Diluted earnings per common share	$0.67		$0.55		$2.49		$2.41
Stock-based compensation expense	0.11		0.10		0.44		0.39
Accelerated depreciation	0.01		—		0.03		—
Purchase accounting amortization	—		—		—		0.01
Restructuring and other related charges	—		—		0.05		—
Income tax effect	(0.08)		(0.03)		(0.24)		(0.16)
Non-GAAP Diluted earnings per common share	$0.71		$0.62		$2.77		$2.65

Shares used in diluted earnings per common share calculation	43,119		43,329		42,738		45,265

(1)
Excluded amount represents tax benefits from stock-based compensation, accelerated depreciation, restructuring and other related charges, and $1,835 related to the retroactive reinstatement of the federal R&D tax credit.

(2)	Excluded amount represents tax benefits from stock-based compensation and $1,507 from the expiration of certain statutes of limitations.
(3)
Excluded amount represents tax benefits from stock-based compensation, accelerated depreciation, restructuring and other related charges, $2,071 related to the expiration of certain statutes of limitations, and $1,835 related to the retroactive reinstatement of the federal R&D tax credit.

(4)	Excluded amount represents tax benefits from stock-based compensation, purchase accounting amortization, and $1,507 from the expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, accelerated depreciation, restructuring and other related charges, along with tax benefits from the expiration of certain statutes of limitations and the retroactive reinstatement of the federal R&D tax credit from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS. We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213	Q313	Q413
GAAP Gross profit	$94,058	$98,966	$96,212	$95,115	$97,696	$97,228	$102,164	$106,093
Stock-based compensation expense	546	559	559	548	596	526	507	391
Accelerated depreciation	—	—	—	—	124	318	318	252
Purchase accounting amortization	125	62	—	—	—	—	—	—
Non-GAAP Gross profit	$94,729	$99,587	$96,771	$95,663	$98,416	$98,072	$102,989	$106,736
Non-GAAP Gross profit %	53.9%	56.3%	52.8%	53.9%	54.3%	54.7%	52.2%	52.3%

GAAP Operating expenses	$59,022	$62,069	$58,805	$63,102	$65,600	$62,711	$67,558	$69,215
Stock-based compensation expense	(3,633)	(3,949)	(4,020)	(3,667)	(4,024)	(4,336)	(4,185)	(3,785)
Accelerated depreciation	—	—	—	—	(57)	(226)	(223)	(176)
Purchase accounting amortization	(71)	(71)	—	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	(1,868)	(398)
Non-GAAP Operating expenses	$55,318	$58,049	$54,785	$59,435	$61,519	$58,149	$61,282	$64,856

GAAP Operating income	$35,036	$36,897	$37,407	$32,013	$32,096	$34,517	$34,606	$36,878
Stock-based compensation expense	4,179	4,508	4,579	4,215	4,620	4,862	4,692	4,176
Accelerated depreciation	—	—	—	—	181	544	541	428
Purchase accounting amortization	196	133	—	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868	398
Non-GAAP Operating income	$39,411	$41,538	$41,986	$36,228	$36,897	$39,923	$41,707	$41,880
Non-GAAP Operating income %	22.4%	23.5%	22.9%	20.4%	20.3%	22.3%	21.1%	20.5%

GAAP Income before income taxes	$35,677	$36,839	$37,813	$32,273	$32,108	$34,792	$34,783	$36,742
Stock-based compensation expense	4,179	4,508	4,579	4,215	4,620	4,862	4,692	4,176
Accelerated depreciation	—	—	—	—	181	544	541	428
Purchase accounting amortization	196	133	—	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868	398
Non-GAAP Income before income taxes	$40,052	$41,480	$42,392	$36,488	$36,909	$40,198	$41,884	$41,744

GAAP Income tax expense	$8,946	$9,318	$6,915	$8,387	$8,545	$8,868	$6,577	$8,033
Income tax effect of stock-based compensation expense	1,282	1,441	1,448	1,292	1,382	1,532	1,342	1,223
Income tax effect of accelerated depreciation	—	—	—	—	39	116	124	90
Income tax effect of purchase accounting amortization	74	50	—	—	—	—	—	—
Income tax effect of restructuring and other related charges	—	—	—	—	—	—	600	103
Tax benefit from the expiration of certain statutes of limitations	—	—	1,507	—	—	—	2,071	—
Tax benefit from the retroactive reinstatement of the R&D tax credit	—	—	—	—	—	—	—	1,835
Non-GAAP Income tax expense	$10,302	$10,809	$9,870	$9,679	$9,966	$10,516	$10,714	$11,284
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	25.7%	26.1%	23.3%	26.5%	27.0%	26.2%	25.6%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213	Q313	Q413
GAAP Net income	$26,731	$27,521	$30,898	$23,886	$23,563	$25,924	$28,206	$28,709
Stock-based compensation expense	4,179	4,508	4,579	4,215	4,620	4,862	4,692	4,176
Accelerated depreciation	—	—	—	—	181	544	541	428
Purchase accounting amortization	196	133	—	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868	398
Income tax effect	(1,356)	(1,491)	(2,955)	(1,292)	(1,421)	(1,648)	(4,137)	(3,251)
Non-GAAP Net income	$29,750	$30,671	$32,522	$26,809	$26,943	$29,682	$31,170	$30,460

GAAP Diluted earnings per common share	$0.56	$0.60	$0.71	$0.55	$0.55	$0.61	$0.66	$0.67
Stock-based compensation expense	0.09	0.10	0.11	0.10	0.11	0.11	0.11	0.11
Accelerated depreciation	—	—	—	—	—	0.01	0.01	0.01
Restructuring and other related charges	—	—	—	—	—	—	0.05	—
Income tax effect	(0.03)	(0.03)	(0.07)	(0.03)	(0.03)	(0.03)	(0.10)	(0.08)
Non-GAAP Diluted earnings per common share	$0.62	$0.67	$0.75	$0.62	$0.63	$0.70	$0.73	$0.71

Shares used in diluted earnings per common share calculation	48,060	45,717	43,640	43,329	42,570	42,403	42,618	43,119

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$130,999	$136,395	$133,335	$130,980	$134,033	$133,119	$139,449	$142,700
Mobile	32,164	28,341	36,024	35,296	36,157	33,305	44,138	49,860
Gaming and Computer Audio	7,395	8,381	9,209	6,870	6,789	7,797	9,024	7,137
Clarity	5,042	3,831	4,668	4,438	4,386	5,059	4,791	4,482
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280	$197,402	$204,179
Net revenues by geographic area from unaffiliated customers:
Domestic	$100,291	$101,196	$99,070	$105,676	$104,078	$107,513	$111,847	$113,009
International	75,309	75,752	84,166	71,908	77,287	71,767	85,555	91,170
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280	$197,402	$204,179

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,516	$103,026	$109,677	$111,771	$108,300	$108,070	$112,677	$128,209
Days sales outstanding (DSO)	56	52	54	57	54	54	51	57
Inventory, net	$57,697	$60,717	$57,799	$53,713	$58,932	$61,639	$66,905	$67,435
Inventory turns	5.7	5.1	6.0	6.1	5.7	5.3	5.7	5.8